UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 10, 2009
MORRIS PUBLISHING GROUP, LLC
(Exact Name of Registrant as Specified in Its Charter)
Georgia
(State or other jurisdiction of incorporation)

333-112246	26-2569462
(Commission File Number)	(IRS Employer Identification No.)

725 Broad Street; Augusta, Georgia	30901
(Address of Principal Executive Offices)	(Zip Code)
(706) 724-0851
(Registrants’ Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
As previously announced, on October 30, 2009, Morris Publishing Group, LLC and Morris Publishing Finance Co., as issuers, and all other subsidiaries of Morris Publishing, as subsidiary guarantors (all together, “Morris Publishing”) and the holders, or investment advisors or managers (the “Holders”) of over seventy-two percent of the outstanding $278,478,000 aggregate principal amount of Morris Publishing’s 7% Senior Subordinated Notes Due 2013 (the “Existing Notes”), entered into a Restructuring Support Agreement regarding the exchange of the Existing Notes, including accrued and unpaid interest, for $100 million of new notes. The Restructuring Support Agreement (as amended by the Amendment to the Restructuring Support Agreement dated as of November 6, 2009 and by Amendment No. 2 to the Restructuring Support Agreement dated as of November 17, 2009, the “Existing Support Agreement”) required Morris Publishing to commence the exchange offer solicitation (which must be open for twenty (20) business days or longer, as may be extended) such that it be concluded no later than January 8, 2010.
Under the Existing Support Agreement, if Morris Publishing receives the tender from the Holders of Existing Notes representing at least 99% in aggregate principal amount of the Existing Notes (the “Requisite Tender”) prior to the expiration of the solicitation, the consummation of the exchange offer must occur within three (3) business days after the conclusion of the solicitation. If the Requisite Tender is not received, Morris Publishing must file a plan of reorganization (the “Prepackaged Plan”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) on or prior to January 11, 2010.
On December 10, 2009, Morris Publishing and the requisite number of Holders required to effectuate an amendment to the Existing Support Agreement entered into Amendment No. 3 to the Restructuring Support Agreement (“Amendment No. 3”), pursuant to which (i) Morris Publishing must commence the exchange offer solicitation (which must be open for twenty (20) business days) such that it be concluded no later than January 12, 2010, and (ii) if the Requisite Tender is not received, Morris Publishing must file the Prepackaged Plan under chapter 11 of the Bankruptcy Code on or prior to January 19, 2010.
In addition, pursuant to Amendment No. 3, (i) Morris Publishing agreed not make or permit, from December 9, 2009 through the consummation of the restructuring, either through the exchange offer or through the Prepackaged Plan, any intercompany payments to any affiliate that is not at any time a debtor in the chapter 11 cases, other than with respect to claims held by such non-debtor affiliates in the ordinary course of business and consistent with past practice or course of dealing between the debtors and such non-debtor affiliate. Morris Publishing agreed to satisfy this provision by (i) filing as part of a supplement to the Prepackaged Plan a schedule or list signed by an officer of Morris Publishing showing such claims held by the non-debtor affiliate as of the filing of the chapter 11 cases, and (ii) providing to the ad hoc committee advisors prior to the consummation of the restructuring a schedule or list signed by an officer of Morris Publishing showing such intercompany payments made during the chapter 11 cases. To the extent Morris Publishing breaches this provision of the Existing Support Agreement prior to the consummation of the restructuring, any votes cast by the Holders pursuant to the Existing Support Agreement to accept the Prepackaged Plan will be deemed withdrawn upon written notice by counsel to the ad hoc committee. However, Morris Publishing will have three (3) business days after receipt of such notice to cure such breach solely by the non-debtor affiliate returning such payment or waiving such claim, in which event the Holders’ votes in favor of the Prepackaged Plan pursuant to the Existing Support Agreement will be immediately reinstated.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 14, 2009	MORRIS PUBLISHING GROUP, LLC
	By:	/s/ Steve K. Stone
Steve K. Stone
Senior Vice President and Chief Financial Officer